SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 15, 2002
(Date of earliest event reported)

MTI TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

0-23418	95-3601802

(Commission File Number)	(I.R.S. Employer Identification No.)

4905 E. La Palma Avenue
Anaheim, California 92807

(Address of Principal Executive Offices) (Zip Code)

(714) 970-0300

(Registrant’s telephone number, including area code)

Item 5.     Other Events.

On August 15, 2002, MTI Technology Corporation, a Delaware corporation (the “Company”), announced that its common stock would begin trading on The Nasdaq SmallCap Market effective at the opening of the market on August 16, 2002. The Company’s news release dated August 15, 2002 announcing the transfer to the SmallCap Market listing is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.     Financial Statements and Exhibits.

(c)	Exhibits

99.1	Text of News Release dated August 15, 2002.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI TECHNOLOGY CORPORATION

Date: August 15, 2002	/s/ Mark A. Franzen

Mark A. Franzen Chief Financial Officer

Index to Exhibits

Exhibit	Description

99.1	Text of News Release dated August 15, 2002.